Exhibit 10.11

RESTRICTED PAIRED SHARE AGREEMENT

THIS RESTRICTED PAIRED SHARE AGREEMENT (this “Agreement”) is entered into by and among ESH Hospitality Holdings, LLC, a Delaware limited liability company (“Holdings”), Extended Stay America, Inc., a Delaware corporation (the “Company”) and ESH Hospitality, Inc., a Delaware Corporation (“ESH REIT”) as of November 12, 2013.

WHEREAS, certain employees of HVM L.L.C. received grants of Profit Units pursuant to the HVM Management Incentive Plan, as amended, modified, supplemented or restated from time to time (the “HVM Incentive Plan”);

WHEREAS, certain non-voting directors of the board of managers of Holdings (the “Board”) received grants of Profit Units pursuant to the ESH Manager Incentive Plan, as amended, modified, supplemented or restated from time to time (the “ESH Manager Plan”);

WHEREAS, each Profit Unit holder also received grants of Strategies Profit Units pursuant to the ESH Strategies Incentive Plan, and also on November 12, 2013, the intellectual property assets held by ESH Hospitality Strategies Holdings LLC are being transferred to the Company and thereafter, ESH Hospitality Strategies Holdings LLC is being liquidated;

WHEREAS, the Board has determined that conducting the business of ESH REIT in a corporate rather than a limited liability company form is necessary to allow an offering of equity interests in ESH REIT;

WHEREAS, the Board has determined, in accordance with its authority and rights pursuant to Section 13.01(b) of the Fourth Amended and Restated Limited Liability Agreement of Holdings, dated as of July 27, 2012, as amended, modified, supplemented or restated from time to time (the “Holdings LLC Agreement”), to dissolve Holdings and to distribute to the Profit Unit holders certain Shares subject to the terms and conditions set forth herein; and

WHEREAS, the Company and ESH REIT wish to enter into this Agreement with Holdings to set forth the terms and conditions of such Shares;

NOW THEREFORE, the parties hereto agree as follows:

1. Definitions. The capitalized terms herein not otherwise defined shall have the meaning ascribed to them in the Holdings LLC Agreement. For purposes of this Agreement:

1.1. “Accelerated Shares” shall have the meaning set forth in Section 2.2(c).

1.2. “Blackstone” means Blackstone Real Estate Partners VI L.P. and its affiliates.

1.3. “Cause” shall mean means the occurrence or existence of any of the following (a) with respect to a Distributee who is an employee of the Company or any of its subsidiaries, as determined in good faith by the Company: (i) in the case of a Distributee whose employment with the Company is subject to the terms of an employment agreement which includes a definition of “Cause,” the meaning set forth in such employment agreement during the period that such employment agreement remains in effect, and (ii) in all other cases (A) a material breach of such Distributee’s obligations under any employment or other agreement with the Company; (B) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Company or any of its Affiliates; or (C) conviction of a felony or any crime involving moral turpitude, and (b) with respect to a Distributee who is a director of the Company or ESH REIT, the removal of such Distributee as a director from the board of directors of the Company or ESH REIT, as applicable, for cause.

1.4. “Centerbridge” means Centerbridge Partners, LP and its affiliates.

1.5. “Change in Control” shall mean the occurrence of any of the following:

(a) An acquisition (other than directly from the Company) of any voting securities of Extended Stay America (the “Voting Securities”) by any Person, immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company’s then-outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred pursuant to this Section 1.4(a), the acquisition of Voting Securities in a Non-Control Acquisition (as hereinafter defined) shall not constitute a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (ii) the Company or any Related Entity, (iii) any of the Principal Stockholders, or (iv) any Person in connection with a Non-Control Transaction (as hereinafter defined);

(b) The individuals who, as of the effective date of this Agreement are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest;

(c) The consummation of:

(1)	A merger, consolidation or reorganization (x) with or into the Company or (y) in which securities of the Company are issued (a “Merger”), unless such Merger is a Non-Control Transaction. A “Non-Control Transaction” shall mean a Merger in which:

i.	the stockholders of the Company immediately before such Merger own directly or indirectly immediately following such Merger at least a majority of the combined voting power of the outstanding voting securities of (1) the corporation resulting from such Merger (the “Surviving Corporation”), if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a “Parent Corporation”), or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

ii.	the individuals who were members of the Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (1) the Surviving Corporation, if there is no Parent Corporation, or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and

iii.	no Person other than (1) the Company or another corporation that is a party to the agreement of Merger, (2) any Related Entity, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company or any Related Entity, (4) any Principal Stockholder or (5) any Person who, immediately prior to the Merger, had Beneficial Ownership of Voting Securities representing more than fifty percent (50%) of the combined voting power of the Company’s then-outstanding Voting Securities, has Beneficial Ownership, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the outstanding voting securities of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

(2)	A complete liquidation or dissolution of the Company; or

(3)	The sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any Person (other than (x) a transfer to a Related Entity or (y) the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company and, after such acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities and such Beneficial Ownership increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

1.6. “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.7. “Committee” shall refer to both the compensation committee of the board of directors of the Company and the compensation committee of the board of directors of ESH REIT which shall act in concert with respect to administration of this Agreement.

1.8. “Company Charter” shall mean the articles of incorporation of the Company.

1.9. “Corporate Transaction” shall mean a merger, consolidation, reorganization, recapitalization or other similar change in the capital stock of the Company or ESH REIT that is not a Change in Control.

1.10. “Distributee” shall mean a former Profit Unit holder who receives Distributed Shares pursuant to this Agreement.

1.11. “Distributed Shares” shall have the meaning set forth in Section 2.1.

1.12. “Distribution” shall mean the final liquidating distribution of Holdings.

1.13. “ESH REIT Charter” shall mean the articles of incorporation of the ESH REIT.

1.14. “Grant” shall mean a Distributee’s respective grant of Class B Units and/or Class C Units that was made under the HVM Incentive Plan or ESH Manager Plan, as applicable, the terms of which were set forth in an award agreement.

1.15. “IPO” shall mean the initial public offering of the Company and ESH REIT Company.

1.16. “Pairing Agreement” shall mean the pairing agreement by and between the Company and ESH REIT dated as of November 12, 2013, as may be amended from time to time.

1.17. “Paulson” means Paulson & Co. Inc. and its affiliates.

1.18. “Principal Stockholders” include each of Blackstone, Centerbridge and Paulson.

1.19. “Profit Units” shall mean those Class B Units and Class C Units as granted to participants under the HVM Incentive Plan and ESH Manager Plan.

1.20. “Restricted Shares” shall have the meaning set forth in Section 2.2(b).

1.21. “Securities Act” shall mean the Securities Act of 1933, as amended, and its accompanying rules and regulations.

1.22. “Share” shall mean a share of Company common stock, par value $0.01, per share, and a share of ESH REIT Class B common stock, par value $0.01, per share, that are stapled together and traded as a paired share pursuant to the terms of the Pairing Agreement, the Company Charter and the ESH REIT Charter.

1.23. “Strategies Profit Units” shall mean Profit Units as defined in the Fourth Amended and Restated Limited Liability Company Agreement of ESH Hospitality Strategies Holdings LLC, dated as of July 27, 2012, as amended, modified, supplemented or restated from time to time.

1.24. “Termination of Service” means a termination of the Distributee’s employment with the Company and its subsidiaries or service as a director of the Company and/or ESH REIT, for any reason, including by reason of the Distributee’s death or disability, in each case as determined by the Company or ESH REIT, as applicable, and which represents a “separation from service” as defined in Treasury Regulation §1.409A-1(h), or results from the Distributee’s death or disability as defined in Treasury Regulation §1.409A-3(i)(4).

1.25. “Vested Equivalent Amount” shall mean, for each Profit Unit holder who holds vested Profit Units as of immediately prior to the Distribution, with respect to each outstanding Grant, an amount equal to the product of the following: (i) a fraction, the numerator of which is the number of vested Profit Units as of immediately prior to the Distribution, and the denominator of which is the total number of Profit Units granted pursuant to such Grant, and (ii) the total number of Distributed Shares received by the Distributee in respect of his or her outstanding Profit Units pursuant to such Grant in accordance with Section 2.1.

1.26. “Unrestricted Shares” shall have the meaning set forth in Section 2.2(a).

1.27. “Unvested CIC Equivalent Amount” shall mean, for each Profit Unit holder who holds unvested Profit Units as of immediately prior to the Distribution, with respect to each outstanding Grant, a number equal to the total number of Distributed Shares received by the Distributee in respect of his or her outstanding Profit Units pursuant to such Grant in accordance with Section 2.1, divided by five (5).

1.28. “Unvested Equivalent Amount” shall mean, for each Profit Unit holder who holds unvested Profit Units as of immediately prior to the Distribution, with respect to each outstanding Grant, an amount equal to the product of the following: (i) a fraction, the numerator of which is the number of unvested Profit Units as of immediately prior to the Distribution (excluding the unvested Profit Units that are scheduled to vest only upon a Change of Control Transaction), and the denominator of which is the total number of Profit Units granted pursuant to such Grant, and (ii) the total number of Distributed Shares received by the Distributee in respect of his or her outstanding Profit Units pursuant to such Grant in accordance with Section 2.1.

2. Distributed Shares.

2.1. In connection with the Distribution, each Profit Unit holder as of immediately prior to the Distribution shall receive a number of Shares to be determined by the Board by applying the provisions of Section 4.03(b) of the Holdings LLC Agreement based on the value of (a) the Company and ESH REIT and (b) ESH Hospitality Strategies Holdings LLC as determined based on the IPO price of the Shares, as adjusted for the effects of the tax distribution received in connection with certain pre-IPO restructuring transactions, if any (the “Distributed Shares”).

2.2. A Distributee’s Distributed Shares in respect of each Grant shall consist of the following:

(a) A number of Distributed Shares equal to the Vested Equivalent Amount which shall generally not be subject to forfeiture (subject to Section 3.2) and shall be subject only to the transfer restrictions and ownership guidelines referred to in Section 2.3 (the “Unrestricted Shares”).

(b) A number of Distributed Shares equal to the Unvested Equivalent Amount (the “Restricted Shares”). The Restricted Shares shall be subject to the forfeiture provisions of Section 3 and to the transfer restrictions and ownership guidelines referred to in Section 2.3. The Restricted Shares shall continue to vest on the same vesting anniversary date as set forth in the applicable award agreement that governed such Grant, provided that the Distributee remains in continuous service to the Company, its subsidiaries or ESH REIT through the applicable vesting date, as follows:

(1)	If Distributee’s Grant was 0% vested as of immediately prior to the Distribution, 25% of the Restricted Shares shall vest on each of the four vesting anniversary dates following the Distribution Date;

(2)	If Distributee’s Grant was 20% vested as of immediately prior to the Distribution, 33 1/3% of the Restricted Shares shall vest on each of the three vesting anniversary dates following the Distribution Date;

(3)	If Distributee’s Grant was 40% vested as of immediately prior to the Distribution, 50% of the Restricted Shares shall vest on each of the two vesting anniversary dates following the Distribution Date; or

(4)	If Distributee’s Grant was 60% vested as of immediately prior to the Distribution, 100% of the Restricted Shares shall vest on the vesting anniversary date immediately following the Distribution Date.

(c) A number of Distributed Shares equal to the Unvested CIC Equivalent Amount (the “Accelerated Shares”). The Accelerated Shares shall not be subject to forfeiture but the Distributee shall not be permitted to Transfer (as defined below) such Accelerated Shares until the date on which all of the Restricted Shares in respect of such Grant have vested or would have vested in accordance with Section 2.2(b) or, if earlier, Section 2.2(d). The Accelerated Shares shall also be subject to the transfer restrictions and ownership guidelines referred to in Section 2.3.

(d) Notwithstanding Section 2.2(b), all of a Distributee’s then outstanding Restricted Shares that have not vested shall vest immediately upon a Change in Control.

2.3. Notwithstanding anything to the contrary in this Agreement or otherwise, all of the Distributed Shares received by a Distributee shall be subject to the restrictions on Transfer set forth in Exhibit A and the stock ownership guidelines of the Company and ESH REIT as set forth in Exhibit B and Exhibit C, respectively. Unless otherwise determined by the Company and ESH REIT, the Distributed Shares may not be sold, transferred, assigned or otherwise disposed of, and may not be pledged or otherwise hypothecated (any such transfer, assignment, disposition, pledge or hypothecation, a “Transfer”) while (a) such Distributed Shares are subject to the restrictions on Transfer set forth on Exhibit A and the stock ownership guidelines of the Company and ESH REIT set forth on Exhibit B and Exhibit C, respectively, and (b)(i) with respect to the Restricted Shares, while such Restricted Shares are subject to forfeiture to the Company and ESH REIT, as applicable and (ii) with respect to the Accelerated Shares, while such Accelerated Shares are subject to the restrictions on Transfer set forth in Section 2.2(c); provided, however, that the foregoing shall not prohibit the Transfer of any such Distributed Shares pursuant to a definitive agreement executed by the Company in connection with a Corporate Transaction.

2.4. The certificates, if any, evidencing the Distributed Shares will bear the following legends when issued:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES, OR “BLUE SKY,” LAWS OF ANY STATE OR OTHER DOMESTIC OR FOREIGN JURISDICTION. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION AND RESALE AND MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO A REGISTRATION STATEMENT IN EFFECT UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR UNLESS THE DISTRIBUTEE DELIVERS TO THE COMPANY AND ESH REIT A WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ESH REIT THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE FOR SUCH TRANSACTIONS UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS.”

In addition, Holdings acknowledges that each certificate for Distributed Shares shall bear any additional legend required by any other applicable domestic or foreign securities or blue sky laws, or as set forth in the Company’s certificate of incorporation or ESH REIT’s certificate of incorporation.

Until such time as the Transfer of Distributed Shares is permitted under the restrictions on Transfer referenced in Section 2.3 and the legends described above have been removed, the Company and ESH REIT will direct its transfer agent and registrar to maintain stop transfer instructions on record for the Distributed Shares, as applicable.

2.5. The Distributee acknowledges the Distributed Shares have not been registered under the Securities Act, or under the securities laws of any other jurisdiction. Rule 144 promulgated under the Securities Act is not presently available with respect to the sale of the Distributed Shares. Neither the Company nor ESH REIT is under any obligation, and has no current plan or intention, to register or qualify the Distributed Shares for resale by the Distributees. The Distributee may not Transfer the Distributed Shares or any portion thereof without compliance with (a) the Securities Act, applicable U.S. state securities laws, and any applicable securities laws of any other jurisdiction (or an exemption therefrom), and (b) the restrictive legends set forth thereon.

2.6. Certificates or evidence of book-entry shares representing the Restricted Shares shall be issued and held in escrow by the Company and ESH REIT, as applicable, and shall remain in the custody of the Company and ESH REIT, as applicable, until their delivery to the Distributee as set forth herein, subject to the Grantee’s delivery of any document which the Committee, the Company or ESH REIT may, in its discretion, require as a condition to the delivery of Shares to the Distributee or his or her estate, including, but not limited to delivery of a stock power, duly endorsed in blank, relating to the Restricted Shares.

3. Effect of Distributee’s Termination from Service.

3.1. In the event of a Distributee’s Termination of Service for any reason, all the Distributee’s Restricted Shares that have not vested as of immediately prior to the Termination of Service shall immediately terminate and be forfeited to each of the Company and ESH REIT, as applicable.

3.2. In the event of a Distributee’s Termination of Service by the Company or ESH REIT, as applicable, for Cause, (i) all Distributed Shares that remain subject to any restrictions on Transfer in accordance with Section 2.3; and (ii) all Accelerated Shares held by the Distributee as of immediately prior to the Termination of Service shall, in each case, immediately terminate and be forfeited to each of the Company and ESH REIT, as applicable.

4. Rights as a Stockholder. Upon the distribution of the Distributed Shares to the Distributee and the entry of the Distributee’s name as a stockholder of record on the books of the Company and ESH REIT, subject to the terms and conditions set forth in this Agreement applicable to such Distributed Shares, the Distributee shall be entitled to all rights of a holder of a Share with respect to each Distributed Share unless and until (i) with respect to any Restricted Share or Accelerated Share, such Restricted Share or Accelerated Share is forfeited pursuant to Section 3 of this Agreement or (ii) with respect to any Distributed Shares, any such Distributed Share is sold or otherwise disposed of pursuant to Section 2. Such rights shall include, without limitation, the right to vote such Distributed Shares and the right to receive all dividends or other distributions paid or made with respect thereto at the same time as other holders of Shares.

5. Interpretation/Administration. The Committee shall have the ability to (a) construe and interpret this Agreement, (b) establish, amend and revoke rules and regulations for the administration of this Agreement, (c) enforce the provisions under this Agreement, including determining the duration and purposes for leaves of absence which may be granted to a Distributee on an individual basis without constituting a Termination of Service for purposes of this Agreement; (d) cancel, with the consent of the Distributee, outstanding Restricted Shares or as otherwise permitted under the term of this Agreement; (e) exercise its discretion with respect to the powers and rights granted to it as set forth in this Agreement; and (g) generally, exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company and ESH REIT with respect to this Agreement. The Committee’s determinations under this Agreement need not be uniform and may be made by it selectively among Distributees who receive Restricted Shares (whether or not such persons are similarly situated). All decisions and determinations by the Committee in the exercise of the above powers shall be final, binding and conclusive upon each Distributee, the Company and ESH REIT. The parties agree that the amount of Distributed Shares as well as the amount of any Unrestricted Shares, Restricted Shares, or Accelerated Shares otherwise due to a Distributee in connection with this Agreement, may be rounded, as appropriate, and may be adjusted for the effects of a tax distribution received in connection with certain pre-IPO restructuring transactions, if any.

6. Effect of Certain Transactions.

6.1. In connection with a Corporate Transaction, either:

(a) The Restricted Shares and Accelerated Shares shall, unless otherwise provided in connection with the Corporate Transaction, continue following the Corporate Transaction and shall be adjusted if and as provided for in the agreement or plan (in the case of a liquidation or dissolution) entered into or adopted in connection with the Corporate Transaction (the “Transaction Agreement”), which may include, in the sole discretion of the Committee or the parties to the Corporate Transaction, the assumption or continuation of such Restricted Shares and Accelerated Shares by, or the substitution for such Restricted Shares and Accelerated Shares of new awards of, the surviving, successor or resulting entity, or a parent or subsidiary thereof, or the Company or ESH REIT with such adjustments as to the number and kind of shares or other securities or property subject to such new awards, and other terms of such new awards as the Committee or the parties to the Corporate Transaction shall agree, or

(b) Outstanding Restricted Shares and Accelerated Shares shall terminate upon the consummation of the Corporate Transaction; provided, however, that Restricted Shares and Accelerated Shares shall not be terminated without providing the holders of affected Restricted Shares and Accelerated Shares payment (in cash or other consideration upon or immediately following the consummation of the Corporate Transaction, or, to the extent permitted by Section 409A of the Code, on a deferred basis) in respect of each Restricted Share and each Accelerated Share being cancelled of the per Share price to be paid or distributed to stockholders in the Corporate Transaction, in each case with the value of any non-cash consideration to be determined by the Committee in good faith.

6.2. Any action permitted under this Section 6 may be taken without the need for the consent of any Distributee.

7. Compliance with Section 409A. All Distributed Shares distributed under this Agreement are intended not to be subject to Section 409A of the Code. Notwithstanding this or any other provision of the Agreement to the contrary, the Committee may amend the Agreement or any Restricted Share distributed hereunder in any manner or take any other action that it determines, in its sole discretion, is necessary, appropriate or advisable (including replacing any Restricted Share) to cause the Agreement distributed hereunder to comply with Section 409A of the Code and all regulations and other guidance issued hereunder or to not be subject to Section 409A of the Code. Any such action, once taken, shall be deemed to be effective from the earliest date necessary to avoid a violation of Section 409A of the Code and shall be final, binding and conclusive on all Distributees and other individuals having or claiming any right or interest under this Agreement.

8. No Right to Continued Employment or Service. Nothing in this Agreement shall be interpreted or construed to confer upon a Distributee any right with respect to the continuation of employment with the Company and its subsidiaries or continuation of service as a director of the Company or ESH REIT, nor shall this Agreement restrict in any way or interfere with the rights of the Company and its subsidiaries or ESH REIT, as applicable, to terminate a Distributee’s employment or service at any time.

9. Amendment.

9.1. This Agreement shall not be amended, modified, suspended or terminated without the express consent of each of the Company and ESH REIT.

9.2. No such amendment, modification, suspension or termination shall impair or adversely alter any Restricted Shares theretofore distributed under this Agreement, except with the consent of the Distributee, nor shall any amendment, modification, suspension or termination deprive any Distributee of any Shares which he or she may have acquired as a result of the Distribution and pursuant to the terms of this Agreement.

9.3. To the extent necessary under any applicable law, regulation or exchange requirement, no other amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law, regulation or exchange requirement.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of laws principles.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered as of the day and year first written above.

ESH HOSPITALITY HOLDINGS LLC

By:	/s/ William D. Rahm
	Name:	William D. Rahm
	Title:	Vice President and Secretary

EXTENDED STAY AMERICA, INC.

By:	/s/ Ross W. McCanless
	Name:	Ross W. McCanless
	Title:	Chief Legal Officer and General Counsel

ESH HOSPITALITY, INC.

By:	/s/ Ross W. McCanless
	Name:	Ross W. McCanless
	Title:	Chief Legal Officer

EXHIBIT A

Applicable Restrictions on Transfer

Transfer Restrictions to Ensure Compliance with Securities Laws

The Distributed Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities, or “blue sky,” laws of any state or other domestic or foreign jurisdiction and may not be sold or offered for sale except pursuant to a registration statement in effect under the Securities Act and other applicable laws. Accordingly to ensure compliance with securities laws, until the six month anniversary of a Distributee’s receipt of his or her Distributed Shares, no Transfer of such Distributed Shares prior to receipt shall be permitted without the consent of the Company and ESH REIT, which consent may granted or withheld in the sole discretion of each of the Company and ESH REIT and/or which may be conditioned upon the Distributee delivering to the Company and ESH REIT a written opinion of counsel reasonably satisfactory to the Company and ESH REIT that registration is not required and that an exemption from registration is available for the Transfer under the Securities Act and other applicable laws (a “No Registration Opinion”). On or after such anniversary the Distributed Shares may be Transferred upon the delivery of a No Registration Opinion to the Company and ESH REIT, which requirement may be waived in the sole discretion of each of the Company and ESH REIT.

Rule 144

In general, under Rule 144 of the Securities Act, as in effect on the date hereof, a person who is not an “affiliate” of the Company and/or ESH REIT at any time during the three months preceding a sale, and who has beneficially owned Shares for at least six months, would be entitled to sell an unlimited number of Shares provided current public information about the Company and ESH REIT is available and, after owning such Shares for at least one year, would be entitled to sell an unlimited number of Shares without restriction. Affiliates of the Company and/or ESH REIT who have beneficially owned Shares for at least six months are entitled to sell within any three-month period a number of Shares that does not exceed the greater of:

•	1% of the number of Shares then outstanding, which will equal approximately 2,004,500 Shares immediately after the IPO; or

•	the average weekly trading volume of the Shares on the NYSE during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 by affiliates of the Company or ESH REIT are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the Company and ESH REIT. An “affiliate” of the Company and/or ESH REIT is defined by the rules and regulations under the Securities Act as a person who “directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with” the Company and/or ESH REIT. Directors, executive officers, substantial stockholders and others, who by one means or another have the ability to exercise control over the Company and/or ESH REIT, may be deemed to be “affiliates”.

Lock-Up Agreements

To the extent that any Distributee is subject to a lock-up agreement, the terms and conditions of such lock-up agreement shall govern the Distributee’s Distributed Shares, to the extent applicable.

Transfer Agent Requirements for Transfers

Distributees should note that independent of any opinion or other documentary requirement required or waived by the Company and/or ESH REIT, the transfer agent for the Distributed Shares may require that a Distributee deliver a No Registration Opinion and/or other documentation from the Distributee regarding the absence of a requirement to register the proposed Transfer of the Shares.

Each Distributee is urged to consult with his or her legal counsel to review the applicability of Rule 144 before selling Shares (including Shares acquired under the Restricted Paired Share Agreement).